                                                                   EXHIBIT 10.34


                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT is made this 31st day of December, 1996, by and between Petro Stopping Centers, L.P., a Delaware limited partnership (the "Company"), and LARRY ZINE ("Employee").
                                   RECITALS:
                                   --------
     A. The Company is engaged in the business of owning, operating, and franchising truck stops and related services.

     B. The Company desires that Employee serve as Executive Vice President and Chief Financial Officer of the Company.

     C. Employee has indicated his willingness to accept such employment pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the parties' mutual premises and covenants as hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Employment.  The Company hereby agrees to employ Employee and Employee
          ----------
hereby agrees to accept employment with the Company in accordance with the terms and conditions set forth in this Agreement.

     2.   Term.  Subject to the provisions for termination as hereinafter
          ----
provided, the term of this Agreement shall be effective as of the date hereof (the "Effective Date") and shall continue through December 31, 1999 (the "Employment Term"). If the Employment Term is terminated pursuant to Section 9, Employee shall only be entitled to receive those amounts expressly provided for in Section 9 and no other. It is expressly understood and agreed that Employee shall not be entitled to receive salary and benefits through the end of the term of this Agreement unless he is then an employee of the Company or unless he is so entitled to the same pursuant to Section 9 hereof.

     3.   Compensation.
          ------------
          (a) Salary.  For all services rendered by Employee pursuant to this
              ------
Agreement, during the Employment Term, the Company shall pay to Employee an annual salary of $290,000 (the "Base Salary"), payable in substantially equal installments in accordance with the Company's customary practices, but in no event less often than twice monthly (subject to all applicable withholdings, set offs, and taxes). The amount of the Base Salary shall be subject to annual review for possible increases by the Company's Board of Directors (the "Board of Directors"), the Company's Compensation Committee or any equivalent thereof (the "Compensation Committee"), and may be increased at the option of the Board of Directors or the Compensation Committee.

          (b) Bonus.  In addition to the Base Salary, during the Employment
              -----
Term, Employee shall be eligible to receive an annual cash bonus. For the year ended December 31, 1997, Employee shall be eligible to receive up to 100% of his Base Salary based on a methodology to be determined by the Employee and the Chief Executive Officer of the Company and approved by the Board of Directors of the Company; provided, however, that, Employee's cash
             --------  -------  ----
bonus during such period shall in no event be less than 40% of his Base Salary for the period. During the years ended December 31, 1998 and 1999, Employee shall be eligible to earn a cash bonus of up to 100% of his Base Salary based on a formula to be agreed upon by the Employee and the Chief Executive Officer of the Company and approved by the Board of Directors of the Company, which formula shall be based on targets substantially similar to those applicable to the Chief Executive Officer. If during the Employment Term Employee dies or employment is terminated pursuant to Section 9(a), Section 9(b), Section 9(c)(i) or 9(c)(iii) hereof, the amount of the bonus for the fiscal year in which such event occurs shall be pro rated based on the number of full months (out of twelve months) that Employee was employed by the Company during such fiscal year (such prorated bonus shall be payable within 60 days after the end of such fiscal year). If Employee's employment is terminated pursuant to Section 9(c)(ii) hereof, Employee will not receive any portion of the bonus that he would have received for such fiscal year had this Agreement not been so terminated.

          (c) Equity.  Concurrently with the closing (the "Closing") of the
              ------
transactions outlined in the Omnibus Agreement, dated as of October 18, 1996, Employee shall receive options to purchase 2.75% of the common partnership interests (or appreciation rights with respect thereto) of the Company (the "Option"), fully diluted as of the date of the Closing, at a per 1% common partnership interest exercise price equal to the per 1% common partnership price to be paid by affiliates of Chartwell Investments

Inc. at the Closing. The terms and conditions of the Option shall be set forth in an Option/SAR Agreement to be mutually agreed upon prior to the Closing. The Option/SAR Agreement shall provide, among other things that: (i) the Option shall become exercisable with respect to 25% thereof on each of December 31, 1997, 1998, 1999 and 2000 unless there is a "change of control" of the Company, in which case the Option shall immediately become exercisable with respect to 100% thereof; (ii) the Employee, upon termination pursuant to Section 9(a)(iii), shall have the right to request the Company to acquire, and the Company shall, if requested, purchase (if permitted under the Company's existing debt instruments), the Option (and any partnership interests issued upon exercise of the Option) at the fair market value of such securities. For purposes of this
Agreement: (x) a "Change of Control" means any person, other than the partners at the Closing, acquiring more than 50% of the common partnership interests in the Company, or Petro Holdings GP Corp. and Petro Holdings LP Corp. transferring more than 50% of their equity interests in the Company held as of the Closing to an unrelated third party, or the replacement of the Company's Chief Executive Officer other than pursuant to Section 6.5 of the Third Amended and Restated Limited Partnership Agreement of the Company; and (y) fair market value means the value determined by a nationally recognized investment banker selected by the Company (the "Company Appraiser") unless Employee disagrees with such valuation, in which event the fair market value means the average of the values determined by the Company Appraiser and a nationally recognized investment banker selected by the Employee.

          (d) Other.  In addition to any other compensation paid to Employee
              -----
pursuant to the provisions of this Agreement, the Company may (but shall not be obligated to) pay Employee additional compensation in an amount and manner and at such time as is determined within the sole discretion of the Board of Directors or the Compensation Committee.

     4.   Duties.  Employee agrees during his employment under this Agreement to
          ------
provide services on behalf of the Company as Executive Vice President and Chief Financial Officer of the Company and to perform any other duties and assignments relating to the business of the Company or its affiliates as may be assigned to him by the Board of Directors of the Company or the Chief Executive Officer of the Company consistent with his position as Executive Vice President and Chief Financial Officer. Employee shall report directly to the Chief Executive Officer. Employee shall have such rights and responsibilities as shall be consistent with his position. Employee shall devote his full time, attention, energies and efforts to performing his duties and promoting the Company's best interests on behalf of the Company, and will not engage in any other outside employment (except personal investment for his own account, provided, however,
                                                            --------  -------
that investments in competing businesses shall be limited to one percent (1%) or less of the capital stock of public companies) without the prior written approval of the Board of Directors. Nothing herein shall preclude

Employee from serving on boards of directors of other entities which do not compete with the Company.

     5.   Working Facilities.  The Company, at its own cost, shall furnish
          ------------------
Employee with office facilities, technical and secretarial personnel, supplies, equipment and other facilities and services appropriate to his position and adequate for the performance of his duties hereunder.

     6.   Expenses.  In addition to the compensation provided for under Section
          --------
3 hereof, the Company agrees to pay for (or to reimburse Employee for): (a) all reasonable business, travel and entertainment expenses incurred by Employee in pursuance of his duties hereunder in accordance with established Company policy from time to time in effect; and (b) all relocation expenses outlined on Exhibit
                                                                         -------
A attached hereto.
-

     7.   Vacation.  At such reasonable time as the Company shall in its
          --------
discretion permit, Employee shall be entitled without loss of pay to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided, that:
                                                       --------  ----
          (a) Such paid vacation shall consist of 20 working days per year. Unused vacation days may be carried forward from one year to the next up to four weeks.
          (b) Upon the termination of the Employment Term or nonrenewal of this Agreement, Employee shall be entitled to receive compensation for all earned but unused vacation days to the extent permitted by the Company's then current policy.

          (c) In addition to the aforesaid paid vacations, Employee shall be entitled (i) to all paid holidays and reasonable sick leave given by the Company to its senior management and (ii) without loss of pay to absent himself voluntarily from the performance of his employment with the Company for such additional periods of time and for such valid and legitimate reasons as the Board of Directors in its sole discretion may determine.

     8.   Other Benefits.
          --------------

          (a) During the Employment Term, Employee and his spouse and dependents shall be entitled to participate in any and all group insurance, medical benefit, disability insurance, pension, profit sharing or other employee benefit plans, including but not limited to the Company's 401(k) plan, made generally available to employees of the Company, and the Company shall pay his portable life and disability insurance premiums, not to exceed $1,600 per annum.
Employee shall not participate in the Company's Executive Equity Appreciation Plan other than as provided in Section 3(c) hereof.

          (b) Employee shall also be responsible for formulating, and shall be entitled to participate in, a Senior Employee Benefit Program, which plan shall be subject to the approval of the Company's Board of Directors.

     9.   Termination.  The Employment Term may be terminated in the following
          -----------
manner:
          (a) The Employment Term may be terminated upon sixty (60) days' prior written notice given by Employee to the Company.

This Agreement shall terminate immediately upon the death of Employee. If the Employment Term is terminated pursuant to this Section 9(a), Employee or his heirs or assigns, as applicable, shall only be entitled to receive any Base Salary accrued through such date of termination and any bonus to which he is entitled pursuant to Section 3(b) of this Agreement.

          (b) The Employment Term may be terminated upon thirty (30) days' prior written notice delivered by Employee to the Company: (i) for "good reason" (for purposes hereof, "good reason" shall mean only a material reduction of the Employee's authority, substantial change in work conditions, material decrease of compensation or benefits, or relocation of his principal workplace in El Paso to a place over 50 miles from his initial principal workplace hereunder without Employee's consent) or (ii) upon a Change of Control not consented to by Employee.
          (c) The Employment Term shall be terminable by the Company:
              (i) at the Company's option upon thirty (30) days' prior written notice if, because of injury, illness or other incapacity, whether physical or mental, Employee becomes unable to perform all or substantially all of his duties hereunder on a full-time basis for a period of four (4) full months or more during any six (6) consecutive month period, in which event Employee shall be entitled to receive Employee's compensation and benefits as shall have been earned or vested through the date of such determination of disability and retain all then vested rights, privileges, and benefits;
              (ii) at the Company's option upon written notice to Employee in the event of willful failure by Employee to substantially and materially perform his duties hereunder (other than any such failure resulting from Employee's exercise of business judgment or incapacity due to physical or mental illness), conviction of a fraud on the Company, breach of fiduciary duty involving material amount of personal gain, material breach of this Agreement, or engagement of Employee in willful misconduct materially and demonstrably injurious or detrimental to the Company or its affiliates, in each case which continues and is not cured by Employee within thirty (30) days (the "Cure Period") after a written notice and demand for material and substantial performance is delivered to Employee by the Chief Executive Officer or the Board of Directors which specifically identifies the manner in which the Board of Directors believes that Employee has committed breach, engaged in aforementioned misconduct or fraud, or failed to substantially perform his material duties; provided, however, notwithstanding any provisions to the contrary herein, such
--------  -------
Cure Period shall be extended for up to an additional thirty (30) day period in the event Employee commences cure within the applicable Cure Period and continues to pursue compliance with reasonable diligence thereafter; or

              (iii) Otherwise, at the Company's option, upon thirty (30) days' prior written notice.

     Employee agrees that upon any termination of the Employment Term for any reason he shall resign from all directorships, offices and other positions with the Company and its subsidiaries and affiliates.

     Notwithstanding any provisions to the contrary herein, in the event that the Employee's employment under this Agreement is terminated pursuant to Section 9(c)(i) or 9(c)(iii), the Company shall continue to pay Employee his then current Base Salary (prior to any reduction thereof causing such termination) and the health/insurance benefits to which he is entitled pursuant to Section 8 of this Agreement for twelve months (the "Termination Compensation Period") from the effective date of such termination. In addition to the extent permitted by the Company's policies, Employee shall be entitled to continue his and his family's participation in the Company's medical benefit plan or plans but shall not be entitled to any other benefits, bonuses or compensation unless otherwise specifically provided herein. In the event Employee's employment is terminated pursuant to Section 9(b), Employee shall be entitled to receive his then current Base Salary until December 31, 1999. In the event Employee's employment is terminated pursuant to Section 9(c)(ii) hereof, Employee shall only be entitled to receive salary and benefits (other than bonuses) accrued for periods prior to the date of such termination.

     10.  Non-Competition.  During the employment of Employee with the Company
          ---------------
pursuant to this Agreement and during any time within a two-year period after the date of his termination of employment in accordance with this Agreement, Employee agrees that he shall comply with the terms and conditions of the Noncompetition Covenant as set forth on Exhibit B
                                                                    ---------
hereto (the "Noncompetition Covenant") and the Nonsolicitation Covenant as set forth on Exhibit C hereto (the "Nonsolicitation Covenant").
         ---------

     11.  Confidentiality.  Employee acknowledges that as a result of Employee's
          ---------------
employment with the Company, Employee will necessarily become informed of, and have access to, certain valuable and confidential information of the Company, including, without limitation, trade secrets, technical information, plans, lists of customers, data, records, fee schedules, computer programs, manuals, processes, methods, intangible rights, contracts, agreements, licenses, and personnel information (collectively, the "Confidential Information"), and that the Confidential Information, even though it may be contributed, developed, or acquired in whole or in part by Employee, is the Company's exclusive property to be held by Employee in trust and solely for the Company's benefit. Accordingly, except as required by law, or for the performance of Employee's duties pursuant to this Agreement, Employee shall not, at any time during the term of this Agreement or thereafter, whether or not in the employ of the Company, its affiliates or their successors, communicate, reveal, report, publish, copy, divulge, use for the benefit of or otherwise disclose to any person, firm, corporation or association, any of the Confidential Information of the Company, its affiliates and/or any related corporation in its business and communicated to or acquired by Employee while in the employment of the Company or its affiliates; provided that this Section shall not be violated by the communication or use by
--------
Employee of information which is or has become publicly known without any breach by Employee of his obligations under this Section 11. Employee agrees that any and all files, working papers, tapes, documents, memoranda or other materials used or prepared by him in the course of his employment shall be and remain the sole property of the Company. Upon termination of employment, Employee shall not, without the written consent of the Board of Directors of the Company, remove any originals or copies of any files, working papers, tapes, documents, memoranda or other materials of the Company or its affiliates, and shall turn over to the Company all such materials and deliverable Confidential Information which are in his possession, custody or control; provided, however, in the event
                                                 --------  -------
Employee is alleged to have committed any act or omission which would be grounds for the termination of this Agreement pursuant to Section 9(c)(ii)(A) hereof, or Employee requires information relating to personal financial or tax matters, Employee shall be given access, during normal business hours at the office of the Company where the materials that he desires to inspect are maintained, to any confidential information or other materials which Employee reasonably believes are necessary therefor. Employee shall be permitted, at his own expense, to make copies of any such Confidential Information to the extent the same is necessary;

provided, that Employee shall not use such copies in a manner that violates this
Section 11.

     12.  Indemnification.
          ---------------
          (a) The Company shall, to the extent provided in the Amended and Restated Limited Partnership Agreement of the Company to be dated as of the Closing (the "Partnership Agreement"), and to the maximum extent permitted by law, indemnify and hold harmless Employee from any and all losses, damages, claims or expenses that may be asserted against Employee at any time in connection with his services for the Company, his employment hereunder or that may otherwise derive from Employee's employment as contemplated hereby.
          (b) The Company may, but shall not be required to, maintain such insurance for the protection of its officers and directors as is appropriate and customary for entities engaged in the Company's business.

     13.  Notices.  Any notice, request, demand or other communications required
          -------
or permitted to be given under this Agreement shall be in writing and shall be effective and deemed to have been duly given when delivered personally or on the earlier to occur of (a) the date of delivery as shown by the return receipt; (b) four (4) days after the mailing thereof by registered or certified mail, return receipt requested, with first class postage prepaid; (c) confirmation of receipt of telecopy; or (d) the day of delivery by a nationally recognized overnight delivery service. All notices shall be addressed to the person at the addresses set forth on the signature page hereto. Any party hereto may at any time and from time to time change its address for purpose of receiving notices by giving notice thereof to the other party as provided in this Section 13. Any notice which is required to be made within a stated period of time shall be deemed timely if made before midnight of the last day of such period.

     14.  Alteration or Amendment.  No change or modification of this Agreement
          -----------------------
shall be valid unless the same is in writing and signed by all the parties. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.

     15.  Severability.  If this Agreement or any portion thereof is, or the
          ------------
transactions contemplated hereby are, found to be inconsistent or contrary to any valid applicable laws or official orders, rules and regulations, the inconsistent or contrary provision of this Agreement shall be null and void and such laws, orders, rules and regulations shall control and, as so modified, this Agreement shall continue in full force and effect; provided, however, that
                                                   --------  -------
nothing herein contained shall be construed as a waiver of any right to question or contest any such law, order, rule or regulation in any forum having jurisdiction.

     16.  Governing Law.  This Agreement shall be subject to and governed by the
          -------------
laws of the State of Texas regardless of applicable conflict of laws rules or principles or the fact that either or both of the parties now is or may become a resident of a different state or country.

     17.  Benefit and Burden.  This Agreement shall inure to the benefit of, and
          ------------------
shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and personal representatives. This Agreement shall not be assignable by Employee, but may be assigned by the Company.

     18.  Authority.  The person executing this Agreement on behalf of the
          ---------
Company hereby certifies that he or she has full power and authority to execute and deliver this Agreement on behalf of the Company.

     19.  Entire Agreement.  This document contains the entire agreement between
          ----------------
the parties. No statement, promises or inducements made by any party hereto, or agent of either party hereto, which is not contained in this written contract, shall be valid or binding; and this contract may not be enlarged, modified or altered except in writing and signed by all the parties.

     20.  Additional Documents and Acts.  In connection with this Agreement, as
          -----------------------------
well as all transactions contemplated by this Agreement, each Party agrees to execute and deliver such additional documents and instruments, provide all information and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions. All approvals of a Party hereto shall be in writing.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and Employee has executed this Agreement on the date and year first above written.


                                    PETRO STOPPING CENTERS, L.P.



                                    By:  /s/ J. A. CARDWELL
                                       -----------------------------------
                                    Name:    J. A. Cardwell
                                         ---------------------------------
                                    Title:   Chief Executive Officer
                                          --------------------------------
                                    Address for Notice:

                                    Post Office Box 26808
                                    --------------------------------------
                                    El Paso, TX 79926
                                    --------------------------------------

                                    --------------------------------------

                                    EMPLOYEE


                                    /s/ LARRY ZINE
                                    --------------------------------------
                                    Larry Zine
                                    Address for Notice:
                                    1225 East Warner Road  #16
                                    Tempe, Arizona 85284

                                      -17-